Exhibit 10.1

ARCC COMMERCIAL LOAN TRUST 2006

U.S.$75,000,000 CLASS A-1A NOTES DUE 2019

U.S.$14,000,000 CLASS A-1B NOTES DUE 2019

U.S.$75,000,000 CLASS A-2A NOTES DUE 2019

U.S.$33,000,000 CLASS A-2B NOTES DUE 2019

U.S.$23,000,000 CLASS B NOTES DUE 2019

U.S.$44,000,000 CLASS C NOTES DUE 2019

PURCHASE AGREEMENT

June 27, 2006

[                               ],
as the Initial Purchaser (the “Initial Purchaser”)

Ladies and Gentlemen:

Section 1.              Authorization of Notes.

ARCC CLO 2006 LLC (the “Trust Depositor”), has duly authorized the sale of the ARCC Commercial Loan Trust 2006 Notes, consisting of the U.S.$75,000,000 Class A-1A Floating Rate Notes (the “Class A-1A Notes”), U.S.$50,000,000 Class A-1A VFN Revolving Floating Rate Notes (the “Class A-1A VFN Notes”), U.S.$14,000,000 Class A-1B Floating Rate Notes (the “Class A-1B Notes” and, together with the Class A-1A Notes and the Class A-1A VFN Notes, the “Class A-1 Notes”), U.S.$75,000,000 Class A-2A Floating Rate Notes (the “Class A-2A Notes”), U.S. $33,000,000 Class A-2B Floating Rates Notes (the “Class A-2B Notes” and, together with the Class A-2A Notes, the “Class A-2 Notes” and, the Class A-2 Notes together with the Class A-1 Notes, the “Class A Notes”), U.S.$23,000,000 Class B Floating Rate Deferrable Interest Notes (the “Class B Notes”), U.S.$44,000,000 Class C Floating Rate Deferrable Interest Notes (the “Class C Notes” and, together with the Class A-1A Notes, the Class A-2 Notes, and the Class B Notes, the “Purchased Notes”, and the Purchased Notes together with the Class A-1A VFN Notes, the “Offered Notes”), U.S.$32,000,000 Class D Floating Rate Deferrable Interest Notes (the “Class D Notes”) and the U.S.$54,000,000 Class E Principal Only Notes (the “Class E Notes” and, together with the Offered Notes and the Class D Notes, the “Notes”) of ARCC Commercial Loan Trust 2006, a Delaware statutory trust (the “Trust”). The Trust was formed pursuant to (i) a Trust Agreement, dated as of June 21, 2006 as amended and restated on July 7, 2006 (the “Trust Agreement”) between the Trust Depositor and Wilmington Trust Company, as the owner trustee (the “Owner Trustee”) and (ii) a Certificate of Trust filed with the Secretary of State of the State of Delaware on June 21, 2006. The Class A-1A Notes will be issued in an aggregate initial principal amount of $75,000,000, the Class A-1A VFN Notes will be issued in a maximum initial principal amount of $50,000,000, the Class A-1B

Notes will be issued in a maximum initial principal of $14,000,000, the Class A-2A Notes will be issued in a maximum initial principal of $75,000,000, the Class A-2B Notes will be issued in a maximum initial principal of $33,000,000, the Class B Notes will be issued in an aggregate initial principal amount of $23,000,000, the Class C Notes will be issued in an aggregate initial principal amount of $44,000,000, the Class D Notes will be issued in an aggregate initial principal amount of $32,000,000, and the Class E Notes will be issued in an aggregate initial principal amount of $54,000,000. In addition to the Notes, the Trust is issuing a Trust Certificate (the “Certificate”). The Notes will be secured by the assets of the Trust. The Certificate will represent a fractional undivided ownership interest in the Trust. The Certificate will be issued pursuant to the Trust Agreement. The Notes will be issued pursuant to an Indenture, dated as of July 7, 2006 (the “Indenture”), between the Trust and U.S. Bank National Association, as the trustee (the “Trustee”). The primary assets of the Trust will be a pool of commercial loans, or interests thereon, originated or purchased by the Company or acquired by the Trust directly from a third party in transactions arranged and underwritten by the Company or any transaction in which the Trust is the designee of the Company under the instruments of conveyance relating to such loans (collectively, the “Commercial Loans”). The Trust Depositor will acquire the Commercial Loans from the Company pursuant to a Commercial Loan Sale Agreement, dated as of July 7, 2006 (the “Loan Sale Agreement”), between the Company and the Trust Depositor. Pursuant to a Sale and Servicing Agreement, dated as of July 7, 2006 (the “Sale and Servicing Agreement”), among the Trust, the Company, as the Originator and as the Servicer, the Trust Depositor, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the Backup Servicer, the Owner Trustee and the Trustee, the Trust Depositor will sell, transfer and convey to the Trust, without recourse, all of its right, title and interest in the Commercial Loans. Pursuant to the Indenture, as security for the indebtedness represented by the Notes, the Trust will pledge and grant to the Trustee a security interest in the Commercial Loans, and its rights under the Loan Sale Agreement and the Sale and Servicing Agreement. This Purchase Agreement (the “Agreement”), the Trust Agreement, the Loan Sale Agreement, the Sale and Servicing Agreement and the Indenture are referred to collectively as the “Transaction Documents.”

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Sale and Servicing Agreement, or if not defined therein, in the Indenture.

The Purchased Notes are to be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“QIBs”)) in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”) in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”), and to institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) (“Institutional Accredited Investors”).

In connection with the sale of the Purchased Notes, the Trust has prepared a preliminary confidential offering memorandum dated June 9, 2006 (including any exhibits thereto and all information incorporated therein by reference, the “Preliminary Memorandum”), as supplemented by a further preliminary confidential offering memorandum dated June 23, 2006 (including any exhibits thereto and all information incorporated therein by reference, the “Preliminary Memorandum Supplement”), and a final confidential offering memorandum dated as of the date hereof (including any exhibits, amendments or supplements thereto and all information incorporated therein by reference, the “Final Memorandum”, and each of the Preliminary Memorandum, the Preliminary Memorandum Supplement and the Final Memorandum, a “Memorandum”) including a description of the terms of the Purchased Notes, the terms of the offering, and a description of the Trust. It is understood and agreed that 11:09 a.m. on June 27, 2006 constitutes the time of the contract of sale for each purchaser of the Purchased Notes offered to the investors for purposes of Rule 159 under the Securities Act (the “Time of Sale”) and that (i) the Preliminary Memorandum Supplement, which supplements, amends and restates the Preliminary Memorandum and (ii) the term sheet setting forth the pricing terms relating to each Class of Purchased Notes constitute the entirety of the information conveyed to investors as of the Time of Sale (the “Time of Sale Information”).

It is understood and agreed that nothing in this Agreement shall prevent the Initial Purchaser from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities, and nothing contained herein shall be construed in any way as precluding or restricting the Initial Purchaser’s right to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, the Notes.

During each Interest Period, the Class A-1A Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 0.25% per annum, Class A-1B Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 0.37% per annum, the Class A-2A Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 0.22% per annum, Class A-2B Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 0.35% per annum, the Class B Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 0.43% per annum and the Class C Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 0.70% per annum.

Each of the Trust Depositor and the Trust, as applicable, hereby agrees with you, as the Initial Purchaser, as follows:

Section 2.              Purchase and Sale of Purchased Notes.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Trust agrees to sell to the Initial Purchaser the Purchased Notes, and the Initial Purchaser has agreed to use its reasonable best efforts to place the aggregate principal amount of Purchased Notes set forth on Schedule I hereto with investors in accordance with the terms hereof. It is understood and agreed that the Initial Purchaser is not acquiring, and has no obligation to acquire, the Class A-1A VFN Notes, the Class D Notes, the Class E Notes or the Certificate. The Class A-1A VFN Notes will be acquired by the initial Class A-1A VFN Noteholder pursuant to the Class A-1A VFN Purchase Agreement, dated as of July 7, 2006 (the “Class A-1A VFN Purchase Agreement”), between the Trust, the Class A-1A VFN Agent and the other Class A-1A VFN Holders party thereto. The Class D Notes, the Class E Notes and the Certificate will be acquired by the Trust Depositor on the Closing Date pursuant to the Sale and Servicing Agreement. It is further understood and agreed that the Initial Purchaser may purchase the Purchased Notes for its own account, or sell the Purchased Notes to its affiliates or to any other investor, in accordance with the applicable provisions hereof and of the Indenture.

Section 3.              Delivery.

Delivery of the Purchased Notes shall be made in the form of one or more global certificates delivered to The Depository Trust Company, except that any Purchased Note to be sold by the Initial Purchaser to an Institutional Accredited Investor that is not a QIB (as defined herein) shall be delivered in fully registered, certificated form in the minimum denominations set forth in the Memorandum at the offices of Dechert LLP at 10:00 a.m. Charlotte, North Carolina time, on July 7, 2006, or such other place, time or date as may be mutually agreed upon by the Initial Purchaser and the Trust (the “Closing Date”). Subject to the foregoing, the Purchased Notes will be registered in such names and such denominations as the Initial Purchaser shall specify in writing to the Trust and the Trustee. The Class A-1A VFN Notes, the Class D Notes, the Class E Notes and the Certificate shall be delivered on the Closing Date in fully registered, certificated form in the minimum denominations and the required proportions set forth in the Memorandum.

Section 4.              Representations and Warranties of the Trust.

The Trust represents and warrants to the Initial Purchaser as of the date hereof and as of the Closing Date, that:

(i)            The Final Memorandum does not and will not and any amendments thereof or supplement thereto and any additional information and documents concerning the Purchased Notes, including but not limited to one or more marketing books, delivered by or on behalf of the Trust to prospective purchasers of the Purchased Notes (collectively, such information and documents, the “Additional Offering Documents”), did not or will not, each as of their respective dates or date on which such statement was made, and as of the Closing Date do not and will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in each, in light of the circumstances under which they were made, not misleading; provided that the Trust makes no representation or warranty as to the information contained in or omitted from the Final Memorandum or the Additional Offering Documents in reliance upon and in conformity with information furnished in writing to the Trust by or on behalf of the Initial Purchaser referenced in the last sentence of Section 9(a).

(ii)           The Time of Sale Information, as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Trust makes no representation or warranty as to the information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with information furnished in writing to the Trust by or on behalf of the Initial Purchaser referenced in the last sentence of Section 9(a).

(iii)          The Trust is a statutory trust, duly organized and validly existing and in good standing under the laws of the state of Delaware, and has all power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in each Memorandum and has all licenses necessary to carry on its business as it is now being conducted and is licensed and qualified in each jurisdiction in which the conduct of its business (including, without limitation, the acquisition of Commercial Loans and Related Property and the performance of its obligations hereunder and under the Transaction Documents) requires such licensing or qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Trust.

(iv)          This Agreement has been duly authorized, executed and delivered by the Trust, and, assuming due authorization, execution and delivery thereof by the other parties hereto, constitutes a valid and legally binding obligation of the Trust enforceable against the Trust in accordance with its terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(v)           The Sale and Servicing Agreement has been duly authorized, executed and delivered by the Trust and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its respective terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(vi)          The Purchased Notes have been duly authorized, and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchaser in accordance with this Agreement, the Purchased Notes will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity, and will be entitled to the benefits of the Indenture.

(vii)         There is not pending or, to its knowledge, threatened against the Trust or against any of its Affiliates, any action, suit or proceeding at law or in equity or before any court, tribunal, government body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against the Trust of this Agreement or the Indenture or its ability (as a matter of law) to perform its obligations under this Agreement or the Indenture.

(viii)        The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Trust of the transactions contemplated herein and therein and in all documents relating to the Notes will not result in any breach or violation of, or constitute a default under, any agreement or instrument to which the Trust is a party or to which any of its properties or assets are subject, except for such of the foregoing as to which relevant waivers or amendments have been obtained and are in full force and effect, nor will any such action result in a violation of the trust agreement of the Trust or any law or any order, decree, rule or regulation of any court or governmental agency having jurisdiction over the Trust or its properties.

(ix)           Neither the Trust nor the pool of Commercial Loans is, nor after giving effect to the transactions contemplated by the Transaction Documents will be, required to be registered as an “investment company” under the 1940 Act.

(x)            Assuming the Initial Purchaser’s representations are true and accurate, it is not necessary in connection with the offer, sale and delivery of the Purchased Notes in the manner contemplated by this Agreement and each Memorandum to register the Purchased Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(xi)           The Trust has taken no action, and will take no future action, which would cause the Purchased Notes to fail to satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(xii)          At the time of execution and delivery of the Sale and Servicing Agreement, the Trust Depositor owned the Commercial Loans conveyed to it on the Closing Date free and clear of all liens, encumbrances, adverse claims or security interests (“Liens”) other than Liens permitted by the Transaction Documents, and the Trust Depositor had the power and authority to transfer such Commercial Loans to the Trust.

(xiii)         Upon the execution and delivery of the Transaction Documents, payment by the Initial Purchaser and the Trust Depositor for the Purchased Notes and delivery to the Initial Purchaser and the Trust Depositor of the Purchased Notes, the Trust will own the Commercial Loans conveyed to it on the Closing Date and the Initial Purchaser and the Trust Depositor will acquire title to the Purchased Notes, in each case free of Liens except such Liens as may be created or granted by the Initial Purchaser and those permitted in the Transaction Documents.

(xiv)        No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issuance and sale of the Purchased Notes or the execution, delivery and performance by the Trust of this Agreement or the other Transaction Documents to which it is a party, except such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under state securities or Blue Sky laws in connection with the sale and delivery of the Purchased Notes in the manner contemplated herein.

(xv)         The Commercial Loans, individually and in the aggregate, in all material respects have the characteristics described in the Final Memorandum.

(xvi)        Each of the representations and warranties of the Trust and the Trust Depositor set forth in each of the other Transaction Documents is true and correct in all material respects.

(xvii)       Any taxes, fees and other governmental charges payable in connection with the execution, delivery and issuance of this Agreement and the other Transaction Documents and the Notes have been or will be paid by the Trust prior to the Closing Date.

(xviii)      No adverse selection procedures were used in selecting the Commercial Loans from among the loans that meet the representations and warranties of the Company contained in the Loan Sale Agreement and that are included in the Loan Assets.

(xix)         Neither the Trust nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)) of the Trust nor anyone acting on their behalf, other than the Initial Purchaser as to which the Trust makes no representation, has, directly or indirectly, sold or offered, or attempted to offer or sell, or solicited any offers to buy, or otherwise approached or negotiated in respect of, any of the Purchased Notes and neither the Trust nor any of its affiliates will do any of the foregoing. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Securities Act.

(xx)          Neither the Trust nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Trust has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Purchased Notes in a manner that would require the registration under the Securities Act of the offering contemplated by each Memorandum or engaged in any form of general solicitation or general advertising in connection with the offering of the Purchased Notes.

(xxi)         With respect to any Purchased Notes subject to the provisions of Regulation S of the Securities Act, the Trust has not offered or sold such Purchased Notes during the Distribution Compliance Period to a person (other than the Initial Purchaser) who is within the United States or its possessions or to a United States person. For this purpose, the term “Distribution Compliance Period” is defined as such term is defined in Regulation S and the terms “United States or its possessions” and “United States person” are defined as such terms are defined for purposes of Treas. Reg. § 1.163—5(c)(2)(i)(D).

Section 5.              Sale of Purchased Notes to the Initial Purchaser.

(a)           The sale of the Purchased Notes to the Initial Purchaser and the Trust Depositor will be made without registration of the Purchased Notes under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

(b)           The Trust, the Initial Purchaser and the Trust Depositor hereby agree that the Purchased Notes will be offered and sold only in transactions exempt from registration under the Securities Act. Assuming the Notes are offered and sold in accordance with and in the manner set forth in the Offering Documents, the Trust, the Initial Purchaser and the Trust Depositor each reasonably believes that at the Time of Sale of the Purchased Notes by the Trust through the Initial Purchaser (i) either (A) each purchaser of the Purchased Notes is an institutional investor that is (1) a QIB in transactions meeting the requirements of Rule 144A, or (2) an Institutional

Accredited Investor who purchases for its own account or for any discretionary account for which it is acquiring the Purchased Notes and provides the Initial Purchaser or the Trust Depositor with a written certification in substantially the form of Exhibit D-1 to the Indenture, or (B) each purchaser is acquiring the Purchased Notes in an offshore transaction meeting the requirements of Regulation S and (ii) the offering of the Purchased Notes will be made in a manner it reasonably believes will enable the offer and sale of the Purchased Notes to be exempt from registration under state securities or Blue Sky laws; and each such party understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose. The Trust, the Initial Purchaser and the Trust Depositor each further agree not to (i) engage (and represents that it has not engaged) in any activity that would constitute a public offering of the Purchased Notes within the meaning of Section 4(2) of the Securities Act or (ii) offer or sell (and represents that it has not offered or sold) the Purchased Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D), including the methods described in Rule 502(c) of Regulation D, in connection with any offer or sale of the Purchased Notes.

Section 6.              Representations and Warranties of the Initial Purchaser

(a)           Neither the Initial Purchaser nor any affiliate (as defined in Regulation D) of the Initial Purchaser nor anyone acting on their behalf has, directly or indirectly, sold or offered, or attempted to offer or sell, or solicited any offers to buy, or otherwise approached or negotiated in respect of, any of the Purchased Notes and neither the Initial Purchaser nor any of its affiliates will do any of the foregoing.

(b)           The Initial Purchaser hereby represents and warrants to and agrees with the Trust, that (i) it is a QIB, (ii) it will offer the Purchased Notes only (A) to persons who it reasonably believes are QIBs in transactions meeting the requirements of Rule 144A, (B) to institutional investors who it reasonably believes are Institutional Accredited Investors or (C) in offshore transactions in accordance with Regulation S. The Initial Purchaser further agrees that it will (i) deliver to each purchaser of the Purchased Notes, at or prior to the Time of Sale, a copy of the Time of Sale Information, as then amended or supplemented, which Time of Sale Information will include a Notice to Investors in the form attached hereto as Exhibit A, and (ii) prior to any sale of the Purchased Notes to an Institutional Accredited Investor that it does not reasonably believe is a QIB, it will receive from such Institutional Accredited Investor a written certification in substantially the form attached as Exhibit D-1 to the Indenture.

(c)           The Initial Purchaser hereby represents that it is duly authorized and possesses the requisite corporate power to enter into this Agreement.

(d)           The Initial Purchaser hereby represents there is no action, suit or proceeding pending against or, to the knowledge of such Initial Purchaser, threatened against or affecting, such Initial Purchaser before any court or arbitrator or any government body, agency, or official which could materially adversely affect the ability of such Initial Purchaser to perform its obligations under this Agreement.

(e)           The Initial Purchaser hereby represents and agrees that all offers and sales of the Purchased Notes to non—United States persons, prior to the expiration of the Distribution

Compliance Period, will be made only in accordance with the provisions of Rule 903 or Rule 904 of Regulation S (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Note, as contemplated in the Indenture) and only upon the receipt of the certification of beneficial ownership of the securities by a non—United States person in the form provided in the Indenture. For this purpose, the term “Distribution Compliance Period” is defined as such term is defined in Regulation S and the term “United States person” is defined as such term is defined for purposes of Treas. Reg. § 1.163 5(c)(2)(i)(D).

(f)            Neither the Initial Purchaser nor anyone acting on its behalf has offered or sold any Purchased Note or interest therein by any form of general solicitation within the meaning of Rule 502(c) under the Securities Act or general advertising.

(g)           The Initial Purchaser hereby represents that it (i) has not offered or sold and will not offer or sell any Purchased Notes to persons in the United Kingdom except to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (the “FSMA”) (Financial Promotion) Order 2005 (the “Order”) and high net worth entities, and other persons to whom they may lawfully be offered, falling within Article 49(2)(a) to (e) of the Order, or otherwise in circumstances which have not resulted and will not result in an offer of transferable securities to the public within the meaning of Section 102B of the FSMA, (ii) is an investment professional falling under Article 19(5) of the Order, (iii) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with any issue of or sale of the Purchased Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust, or to the persons to whom such communication may otherwise be lawfully made and (iv) has complied and will comply with all applicable provisions of the FSMA and regulations made thereunder with respect to anything done by it in relation to the Purchased Notes in, from or otherwise involving the United Kingdom.

(h)           The Initial Purchaser is a U.S. registered broker-dealer subject to regulation under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (2001) (the “USA PATRIOT Act”). The Initial Purchaser represents that it has adopted reasonable policies and procedures sufficient to meet the requirements of the USA PATRIOT Act. In connection with the transactions contemplated herein, the Initial Purchaser agrees that it will be responsible for compliance with the USA PATRIOT Act (including “know your customer” procedures) and the requirements fo the Office of Foreign Assets Control and any other applicable anti-money laundering laws, rules or regulations.

(i)            The Initial Purchaser represents and agrees that in connection with each sale (A) to a QIB, it has taken or will take reasonable steps to ensure that the purchaser is aware that the Purchased Notes have not been and will not be registered under the Securities Act and that transfers of the Purchased Notes are restricted as set forth in the Final Memorandum; and (B) to a non-U.S. Person, it has taken or will take reasonable steps to ensure that the purchaser is aware that the Purchased Notes have not been and will not be registered under the Securities Act and that transfers of the Purchased Notes are restricted as set forth in the Final Memorandum.

Section 7.              Certain Agreements of the Trust.

The Trust covenants and agrees with the Initial Purchaser as follows:

(a)           If, at any time prior to the 90th day following the Closing Date, any event involving the Trust shall occur as a result of which the Final Memorandum (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Trust will immediately notify the Initial Purchaser and prepare and furnish to the Initial Purchaser an amendment or supplement to the Final Memorandum that will correct such statement or omission. The Trust will not at any time amend or supplement the Final Memorandum (i) prior to having furnished the Initial Purchaser with a copy of the proposed form of the amendment or supplement and giving the Initial Purchaser a reasonable opportunity to review the same or (ii) in a manner to which the Initial Purchaser or its counsel shall object.

(b)           During the period referred to in Section 7(a), the Trust will furnish to the Initial Purchaser, without charge, copies of the Final Memorandum (including all exhibits and documents incorporated by reference therein), the Transaction Documents, and all amendments or supplements to such documents, in each case as soon as reasonably available and in such quantities as the Initial Purchaser may from time to time request.

(c)           At all times during the course of the private placement contemplated hereby and prior to the Closing Date, (i) the Trust will make available to each offeree the Additional Offering Documents and information concerning any other relevant matters, as they or any of their affiliates possess or can acquire without unreasonable effort or expense, as determined in good faith by them, (ii) the Trust will provide each offeree the opportunity to ask questions of, and receive answers from, them concerning the terms and conditions of the offering and to obtain any additional information, to the extent they or any of their affiliates possess such information or can acquire it without unreasonable effort or expense (as determined in good faith by them), necessary to verify the accuracy of the information furnished to the offeree, (iii) the Trust will not publish or disseminate any material in connection with the offering of the Purchased Notes except as contemplated herein or as consented to by the Initial Purchaser, (iv) the Trust will advise the Initial Purchaser promptly of the receipt by the Trust of any communication from the SEC or any state securities authority concerning the offering or sale of the Purchased Notes, (v) the Trust will advise the Initial Purchaser promptly of the commencement of any lawsuit or proceeding to which the Trust is a party relating to the offering or sale of the Purchased Notes, and (vi) the Trust will advise the Initial Purchaser of the suspension of the qualification of the Purchased Notes for offering or sale in any jurisdiction, or the initiation or threat of any procedure for any such purpose.

(d)           The Trust will furnish, upon the written request of any Noteholder or of any owner of a beneficial interest therein, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Noteholder or beneficial owner, (ii) to a prospective purchaser of such Note or interest therein who is a QIB designated by such Noteholder or beneficial owner, or (iii) to the Trustee for delivery to such Noteholder, beneficial owner or prospective purchaser, in order to permit compliance by such Noteholder or beneficial owner with Rule 144A in connection with the resale of such Note or beneficial interest therein by such holder or beneficial owner in reliance on Rule 144A unless, at the time of such request, the Trust is subject to the reporting requirements of Section 13 or 15(d) of the Security Exchange Act of 1934 (the “Exchange Act”) or is exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act.

(e)           Except as otherwise provided in the Indenture, each Purchased Note will contain a legend to the effect set forth in the form of Notice to Investors attached as Exhibit A hereto.

(f)            In connection with the application to list the Listed Notes on the Irish Stock Exchange, the Trust will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing and to maintain such listing until none of such Notes is outstanding or until such time as payment of principal, interest and any additional amounts (if any) in respect of all such Notes have been duly provided for, whichever is earlier; provided that if such listing can no longer be reasonably maintained, the Trust will use its best efforts to obtain and maintain the quotation for, or listing of, such Notes on such other stock exchange or exchanges in the European Union as the Initial Purchaser may reasonably request.

Section 8.              Conditions of the Initial Purchaser’s Obligations.

The obligations of the Initial Purchaser to purchase the Purchased Notes on the Closing Date will be subject to the accuracy, in all material respects, of the representations and warranties of the Trust herein, to the performance, in all material respects, by the Trust of its obligations hereunder and to the following additional conditions precedent:

(a)           The Purchased Notes shall have been duly authorized, executed, authenticated and issued, the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and the Commercial Loans shall have been delivered to the Trustee pursuant to the Sale and Servicing Agreement.

(b)           The Class A-1A Notes, the Class A-1A VFN Notes, the Class A-1B Notes, the Class A-2A Notes, and the Class A-2B Notes shall each have been rated no less than “Aaa” by Moody’s and “AAA” by S&P, the Class B Notes shall have been rated no less than “Aa2” by Moody’s and “AA” by S&P, the Class C Notes shall have been rated no less than “A2” by Moody’s and “A” by S&P, and the Class D Notes shall have been rated no less than “Baa2” by Moody’s and “BBB” by S&P, such ratings shall not have been rescinded, and no public announcement shall have been made by the respective rating agencies that the rating of the Purchased Notes have been placed under review.

(c)           On the date of the Final Memorandum, KPMG LLC shall have furnished to the Initial Purchaser an “agreed upon procedures” letter, dated the date of delivery thereof, in form and substance satisfactory to the Initial Purchaser, with respect to certain financial and statistical information contained in the Final Memorandum.

(d)           The Initial Purchaser shall have received an opinion, dated the Closing Date, of in-house counsel to the Trustee, in form and substance satisfactory to the Initial Purchaser.

(e)           The Initial Purchaser shall have received legal opinions of Latham & Watkins LLP, counsel to the Company and the Trust Depositor, (i) with respect to certain corporate, securities law and investment company matters, in form and substance satisfactory to the Initial Purchaser and (ii) with respect to certain “true sale” and “non—consolidation” issues in form and substance satisfactory to the Initial Purchaser.

(f)            The Initial Purchaser shall have received an opinion of Venable LLP, counsel to the Company, with respect to certain corporate matters and “perfection issues” in form and substance satisfactory to the Initial Purchaser.

(g)           The Initial Purchaser shall have received an opinion of Dechert LLP, special tax counsel to the Trust with respect to certain federal tax matters.

(h)           The Initial Purchaser shall have received an opinion of Latham & Watkins LLP, counsel to the Company and the Trust Depositor, with respect to certain “perfection issues” in form and substance satisfactory to the Initial Purchaser.

(i)            The Initial Purchaser shall have received opinions of Pepper Hamilton LLP, counsel to the Owner Trustee and the Trust, with respect to certain trust matters and with respect to certain “perfection issues,” in each case in form and substance satisfactory to the Initial Purchaser.

(j)            The Initial Purchaser shall have received an opinion of Nixon Peabody, counsel to the Trustee, with respect to certain “perfection issues” in form and substance satisfactory to the Initial Purchaser.

(k)           The Initial Purchaser shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Trustee, dated the Closing Date, in customary form.

(l)            The Initial Purchaser shall have received from the Owner Trustee a certificate signed by one or more duly authorized officers of the Owner Trustee, dated the Closing Date, in customary form.

(m)          The Initial Purchaser and its counsel shall have received from the Trust and the Company such further information, certificates and documents as the Initial Purchaser and its counsel may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.

(n)           All documents incident hereto and to the Transaction Documents shall be reasonably satisfactory in form and substance to the Initial Purchaser and its counsel, and the Initial Purchaser and its counsel shall have received such information, certificates and documents as they may reasonably request.

If any of the conditions specified in this Section 8 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser, this Agreement and all of the Initial Purchaser’s obligations hereunder may be canceled by the Initial Purchaser at or prior to delivery of and payment for the Purchased Notes. Notice of such cancellation shall be given to the Trust in writing, or by telephone or facsimile confirmed in writing.

Section 9.              Indemnification and Contribution.

(a)           The Trust shall indemnify and hold harmless the Initial Purchaser, its officers, directors, employees, agents and each person, if any, who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and affiliates of the Initial Purchaser from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Initial Purchaser or such controlling person may become subject, under the Securities Act or Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Final Memorandum, any Additional Offering Document or the Time of Sale Information, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse the Initial Purchaser and such controlling person for any legal and other expenses reasonably incurred by the Initial Purchaser or such controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided that the Trust shall not be liable to the Initial Purchaser in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Information or the Final Memorandum in reliance upon and in conformity with written information furnished to the Trust by the Initial Purchaser specifically for inclusion therein; provided further that the foregoing indemnity shall not inure to the benefit of the Initial Purchaser or any person that controls the Initial Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the Purchased Notes which are the subject thereof if the Trust shall sustain the burden of proving that the Initial Purchaser sold Purchased Notes to the person alleging such loss, claim, damage or liability without sending or giving a copy of the Time of Sale Information at or prior to the confirmation of the sale of the Purchased Notes, if the Company shall have previously furnished copies thereof to the Initial Purchaser and the loss, claim, damage or liability of such person results from an untrue statement or omission of a material fact contained in the Preliminary Memorandum which was corrected in the Time of Sale Information. The foregoing indemnity is in addition to any liability that the Trust may otherwise have to the Initial Purchaser or any person or entity controlling the Initial Purchaser. The Trust acknowledges that the statements set forth in the Time of Sale Information and the Final Memorandum (x) under the caption: “Plan of Distribution” (but solely the second, third, fourth, sixth, seventh, ninth and thirteenth paragraphs under such caption), with respect to the Initial Purchaser; and (y) relating to: [                    ] in the second full paragraph on page iii of each Memorandum, in the second paragraph under the caption “Plan of Distribution” and in the fourth and sixth paragraphs under the caption “Purchaser Inquiries” (setting forth address information with respect to [                    ]), constitute the only written information

furnished to the Trust by the Initial Purchaser or on behalf of the Initial Purchaser specifically for inclusion in the Time of Sale Information, the Final Memorandum or any Additional Offering Document.

(b)           Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or commencement of that action, provided that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party under this Section 9, except to the extent that the indemnifying party has been materially prejudiced by such failure and, provided further that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided that the Initial Purchaser shall have the right to employ counsel to represent the Initial Purchaser and the controlling persons who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by the Initial Purchaser against the Trust under this Section 9, if (i) in the reasonable judgment of an Initial Purchaser, there may be legal defenses available to such Initial Purchaser, and those controlling persons, different from or in addition to those available to the Trust, or there is a conflict of interest between the Initial Purchaser and the controlling persons, on one hand, and the Trust, on the other, or (ii) the Trust shall fail to select counsel reasonably satisfactory to the indemnified party or parties, and in such event the fees and expenses of such separate counsel shall be paid by the Trust. In no event shall the Trust be liable for the fees and expenses of more than one separate firm of attorneys for each of the Initial Purchaser and their controlling persons in connection with any other action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c)           If the indemnification provided for in this Section 9 shall for any reason be unavailable to an indemnified party under Section 9(a) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Trust on the one hand and the Initial Purchaser on the other from the offering of the Purchased Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust on the one hand and the Initial Purchaser on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Trust on the one hand and the Initial Purchaser on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Purchased Notes (before deducting expenses) received by the Trust bear to the total fees actually received by the Initial Purchaser with respect to such offering pursuant to Section 2 and with respect to the offering of the Class A-1A VFN Notes. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust, the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this Section 9(c) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(c) shall be deemed to include, for purposes of this Section 9(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(c), the Initial Purchaser shall not be required to contribute any amount in excess of the aggregate fee actually paid to the Initial Purchaser pursuant to Section 2 of this Agreement and with respect to the offering of the Class A-1A VFN Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)           The indemnity agreements contained in this Section 9 shall survive the delivery of the Purchased Notes, and the provisions of this Section 9 shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

Section 10.            Termination.

This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Trust prior to delivery of and payment for the Purchased Notes, if prior to such time (i) trading in securities generally in the New York Stock Exchange or the Irish Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange has occurred, (ii) there has been, since the respective dates as of which information is given in the Time of Sale Information or the Final Memorandum, any material adverse change in the condition, financial or otherwise, or in the properties (including, without limitation, the Commercial Loans) or the earnings, business affairs or business prospects of the Trust considered as one enterprise, whether or not arising in the ordinary course of business; (iii) a general moratorium on commercial banking activities in New York or Ireland shall have been declared by either U.S. federal, New York State or Irish authorities, or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crises the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Initial Purchaser, impracticable or inadvisable to market the Purchased Notes on the terms and in the manner contemplated by each Memorandum as amended or supplemented.

Section 11.            Severability Clause.

Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 12.            Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid and effective only upon receipt and if sent to the Initial Purchaser, [[                    ]; or if sent to the Company, the Trust Depositor or the Trust will be delivered to such party c/o Ares Capital Corporation, 280 Park Avenue, 22nd Floor, Building East, New York, New York 10017, attention: Michael Arougheti, facsimile (212) 750-1777.

Section 13.            Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements of the Trust, the Trust Depositor and its officers, and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser, the Trust or any of the controlling persons referred to in Section 9 and will survive delivery of and payment for the Purchased Notes.

Section 14.            Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors by merger, consolidation or acquisition of their assets substantially as an entity and the officers, directors and controlling persons referred to in Section 9 and, except as specifically set forth herein, no other person will have any right or obligation hereunder.

Section 15.            Applicable Law.

(a)           THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

(b)           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY

HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15(b).

(c)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON—EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH SUCH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

Section 16.            Counterparts, Etc.

This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 17.            Limitation of Liability.

Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered on behalf of the Trust by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust Company, or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee and Wilmington Trust Company, shall be entitled to the benefits of the Trust Agreement.

Section 18.            No Petition.

The Initial Purchaser covenants and agrees that, prior to the date that is one year and one day (or such longer preference period as shall then be in effect) after the payment in full of each Class of Notes rated by any Rating Agency, it will not institute against the Trust or join any other Person in instituting against the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States. This Section 18 will survive the termination of this Agreement.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Trust Depositor, the Trust and the Initial Purchaser.

Very truly yours,

ARCC CLO 2006 LLC

By:	/s/ Michael Arougheti
Name:	Micheal Arougheti
Title:	President

ARCC COMMERCIAL LOAN TRUST 2006

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Michele C. Harra
Name:	Michele C. Harra
Title:	Financial Services Officer

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.

[                              ],
as Initial Purchaser.

By:	/s/ Kevin Sunday
Name:	Kevin Sunday
Title:	Vice President

SCHEDULE I

Class Of Notes	Principal Amount	Purchase Price (% of Par)
A-1A	$75,000,000	100%
A-1B	$14,000,000	100%
A-2A	$75,000,000	100%
A-2B	$33,000,000	100%
B	$23,000,000	100%
C	$44,000,000	100%